Exhibit 10.7(e)

FOURTH LEASE AMENDMENT

Between

KENT CENTRAL, LLC

and

TULLY’S COFFEE CORPORATION.

This Fourth Lease Amendment dated the 21st day of February, 2001 is attached to and made part of that certain Lease dated August 16, 1999, as amended by that certain First Lease Amendment dated December 17, 1999 and as further amended by that certain Second Lease Amendment dated June 6, 2000 and that certain Third Lease Amendment dated November 7, 2000 (hereinafter collectively referred to as the “Lease”) by and between Kent Central, LLC., a Washington limited liability company, hereinafter called Lessor (“Lessor”), and Tully’s Coffee Corporation., a Washington corporation, hereinafter called the Lessee (“Lessee”), covering the Premises located at 3100 Airport Way South, in Seattle, Washington (the “Premises”). The Premises are more particularly described in the Lease as amended.

The terms used herein shall have the same definitions as set forth in the Lease.

In consideration of Lessor’s reimbursement of certain costs incurred by Lessee for various improvements to the Premises performed by Lessee together with the mutual covenants and promises contained in this Fourth Lease Amendment and the Lease, Lessor and Lessee agree as follows:

1.

Section 3, “Rent”: Effective on March 1, 2001, the Base Rent as provided in Section 3 of the Lease and as modified in the First Lease Amendment and as further modified in the Second Lease Amendment is hereby further modified to the following:

Months:	Base Rent:
March 1, 2001 through May 14, 2005	$ 66,027 per month
May 15, 2005 through May 14, 2010	$ 75,931 per month

Except as otherwise modified by the terms of this Fourth Lease Amendment, all other terms and conditions of the Lease remain unchanged and in full force and effect.

LESSOR: KENT CENTRAL, LLC		LESSEE: TULLY’S COFFEE CORPORATION

/s/ LARRY R. BENAROYA		/s/ TOM T. O’KEEFE
By:	Larry R. Benaroya	By:	Tom T. O’Keefe
Its:	Manager	Its:	Chairman & CEO
Date:		Date:	2/23/01

STATE OF WASHINGTON	]
	]	ss.
COUNTY OF KING	]

I certify that I know or have satisfactory evidence that Larry R. Benaroya is the person who appeared before me, a Notary Public in and for the State of Washington duly commissioned and sworn, and acknowledged that he is the Manager of Kent

Central, LLC, a Washington limited liability company, who executed the within and foregoing instrument, and acknowledged the instrument to be the free and voluntary act and deed of said company for the uses and purposes therein mentioned, and on oath stated that affiant is authorized to execute said instrument on behalf of said company.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ REBECCA A. BETHELL
Notary Public in and for the State of Washington residing at Seattle Commission expires 11/9/02 Print Name Rebecca A. Bethell

STATE OF WASHINGTON	]
	]	ss.
COUNTY OF KING	]

I certify that I know or have satisfactory evidence that TOM T. O’KEEFE is the person who appeared before me, a Notary Public in and for the State of Washington duly commissioned and sworn, and acknowledged that he/she is the Chairman & CEO, of Tully’s Coffee Corporation, a Washington corporation who executed the within and foregoing instrument, and acknowledged the instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that affiant is authorized to execute said instrument on behalf of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ LAURENCE M. ROSS
Notary Public in and for the State of Washington residing at Seattle Commission expires 1/13/02 Print Name Laurence M. Ross

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